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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   Form 8-K

                                Current Report



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported) - February 20, 2004



                                    TXU CORP.
             (Exact name of registrant as specified in its charter)





     TEXAS                        1-12833                    75-2669310

State or other jurisdiction    (Commission File           (I.R.S. Employer
  of incorporation)                Number)               Identification No.)



       Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
      (Address of principal executive offices, including zip code)


   Registrant's telephone number, including Area Code - (214) 812-4600




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On February  20, 2004,  TXU Corp.  announced  the  election of
Dr. Gail de Planque as the newest member of its board of directors. She replaces Dr. Margaret Maxey, who is retiring as director.

Dr. de Planque, a noted lecturer and author on energy and scientific matters, is president of Strategy Matters Inc. and director of the Energy Strategists Consultancy Ltd., two consulting firms advising the nuclear and energy industries. A physicist by profession, Dr. de Planque served as a commissioner with the U.S. Nuclear Regulatory Commission and director of the Department of Energy's Environmental Measurements Laboratory in New York City. A member of numerous professional associations and boards, Dr. de Planque also serves on a current TXU operations review committee.

Dr. Maxey served as a TXU director from 1982 to 2004. She holds the Clint W. Murchison Senior Chair of Free Enterprise and is a professor emeritus at the University of Texas at Austin's biomedical engineering program. Maxey also served as assistant director of the Energy Research Institute.

In other action on February 20, 2004, the board declared a regular quarterly dividend of 12.5 cents per share on the common stock of the company. The dividend will be paid on April 1, 2004 to shareholders of record as of March 5, 2004.

On February 24, 2004, TXU Corp. announced that Jerry Farrington, chairman emeritus, retired from TXU's board of directors. John Wilder, who was named president and chief executive of TXU on Monday, February 23, 2004, will replace Farrington on the board.

Farrington, who has served in numerous leadership positions at TXU, including chairman of the board, chairman and chief executive officer, and president of TXU's predecessor company, Texas Utilities, retired from TXU after 47 years of service with the company. He served on the board of directors for 25 years.

A career employee, Farrington is a University of North Texas graduate with bachelor's and master's degrees in business. He has served as chairman of many major energy industry organizations, including the Edison Electric Institute, Institute of Nuclear Power Operations, U.S. Council of Energy Awareness, Electric Reliability Council of Texas and the Association of Electric Companies. In Dallas, his civic and community affiliations include serving on the boards of Texas Health Resources, Presbyterian Health Care Resources, Hoblitzelle Foundation, Children's Medical Foundation, Circle 10 Council of the Boy Scouts of America, and the Texas Association of Business and Chambers of Commerce.

TXU is a major energy company with operations in North America and Australia. TXU manages a diverse energy portfolio with a strategic mix of over $31 billion of assets. TXU's distinctive business model for competitive markets integrates generation, portfolio management, and retail into one single business. The regulated electric and natural gas distribution and transmission businesses complement the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable energy delivery to consumers and earnings and cash flow for stakeholders. In its primary market of Texas, TXU's portfolio includes 19,000 megawatts of generation and additional contracted capacity with a fuel mix of coal/lignite, natural gas/oil, nuclear power and wind. TXU serves more than five million customers in North America and Australia, including 2.6 million competitive electric customers in Texas where it is the leading energy retailer. Visit www.txucorp.com for more information about TXU.

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                                     SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                         TXU CORP.



                         By:   /s/ David H. Anderson
                             ------------------------------------------
                             Name:  David H. Anderson
                             Title: Controller and Principal Accounting
                                    Officer


Dated:  February 25, 2004